Exhibit 99.1

Amendment to PG&E Corporation Bylaws

RESOLUTION OF THE
BOARD OF DIRECTORS OF
PG&E CORPORATION

December 15, 2004

                        BE IT RESOLVED that, effective January 1, 2005, Section 1 of Article II of the Bylaws of this corporation is hereby amended to read as follows:

            1.  Number.  As stated in paragraph I of Article Third of this Corporation’s Articles of Incorporation, the Board of Directors of this Corporation shall consist of such number of directors, not less than seven (7) nor more than thirteen (13).  The exact number of directors shall be ten (10) until changed, within the limits specified above, by an amendment to this Bylaw duly adopted by the Board of Directors or the shareholders.

                        I, LINDA Y.H. CHENG, do hereby certify that I am Corporate Secretary of PG&E CORPORATION, a corporation organized and existing under the laws of the State of California; that the above and foregoing is a full, true, and correct copy of a resolution which was duly adopted by the Board of Directors of said corporation at a meeting of said Board which was duly and regularly called and held at the office of said corporation on December 15, 2004; and that this resolution has never been amended, revoked, or repealed, but is still in full force and effect.

                        WITNESS my hand and the seal of said corporation hereunto affixed this 20th day of December, 2004.

                                                                        /s/ Linda Y.H. Cheng

                                                                        _______________________________
                                                                        Linda Y.H. Cheng
                                                                        Corporate Secretary
                                                                        PG&E CORPORATION

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